SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made as of June 9, 2006, by RONCO CORPORATION, a Delaware corporation (hereinafter called “Debtor”), whose address is 21344 Superior Street, Chatsworth, California 91311 in favor of SANDERS MORRIS HARRIS INC., a Texas corporation, individually and as agent for the Lenders (“Secured Party”), whose address is 600 Travis Street, Suite 3100, Houston, Harris County, Texas 77002. Debtor hereby agrees with Secured Party as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) The term “Borrower” means Debtor.

(b) The term “Collateral” means all of Debtor’s right, title, and interest in and to the life insurance policy issued by John Hancock Life Insurance on Ronald M. Popeil, and all products and proceeds of the foregoing. The designation of proceeds does not authorize Debtor to sell, transfer, or otherwise convey any of the foregoing property.

(c) The term “Indebtedness” means the outstanding principal amount of and all accrued and unpaid interest on the promissory notes executed by Borrower and payable to the order of Secured Party under the Loan Agreement (as hereinafter defined) (the “Notes”); and (ii) all obligations of Borrower to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (i) above.

(d) The term “Lenders” means Lenders as defined in the Loan Agreement.

(e) The term “Loan Documents” means this Agreement, the Letter Loan Agreement dated as of the date hereof (the “Loan Agreement”), among the Borrower and the Lenders, the Note, and the Insurance Assignment (as defined in the Loan Agreement).

2. Security Interest. As security for the Indebtedness, Debtor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral.

3. Representations and Warranties. In addition to any representations and warranties of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor hereby represents and warrants the following to Secured Party as of the date hereof:

(a) Accuracy of Information. To the knowledge of Debtor, all information heretofore or herein supplied to Secured Party in writing by or on behalf of Debtor with respect to the Collateral is true and correct in all material respects.

(b) Ownership and Liens. Debtor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims (collectively “Liens”), except for liens held by Wells Fargo Bank, National Association, Prestige Capital Corporation, Laurus Master Fund, Ltd. and Permitted Liens (as defined in the Loan

Agreement). To Debtor’s knowledge, no dispute, right of setoff, counterclaim, or defense exists with respect to all or any part of the Collateral. Except with respect to the Security Agreement Securities Account between Ronco Corporation and Wells Fargo Bank National Association and the Purchase and Sale Agreement by and between Prestige Capital Corporation and Ronco Corporation dated as of October 25, 2005, Debtor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral (other than filed on behalf of Wells Fargo Bank, National Association or Prestige Capital Corporation) is on file in any recording office except as may have been executed or filed in favor of Secured Party.

(c) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, the grant of the security interest by Debtor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) materially conflict with any provision of (A) to Debtor’s knowledge, any domestic or foreign law, statute, rule or regulation, (B) the certificate of incorporation or bylaws of Debtor, or (C) to Debtor’s knowledge, any agreement, judgment, license, order, or permit applicable to or binding upon Debtor, or (ii) to Debtor’s knowledge, result in or require the creation of any material Lien upon any assets or properties of Debtor or of any person except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization, or order of, and no notice to or filing with, any court, governmental authority, or third party, other than John Hancock Life Insurance, by Debtor is required in connection with the grant by Debtor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(d) Security Interest. Debtor has full right, power, and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any Liens, except for liens held by Wells Fargo Bank, National Association, Prestige Capital Corporation, Laurus Master Fund, Ltd. and Permitted Liens. Subject to any security interest that as of the date of this Agreement has a higher priority, this Agreement creates a legal, valid, and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness.

(e) Location. Debtor’s residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the first page hereof or the addresses specified on Schedule 1 to this Agreement. Except as specified elsewhere herein, all Collateral shall be kept at such address.

(f) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Debtor at the time of the execution of this Agreement, (i) Debtor is and will be solvent, (ii) the fair saleable value of Debtor’s assets exceeds and will continue to exceed Debtor’s liabilities (both fixed and contingent), and (iii) subject to consummation of the transactions contemplated by the Loan Agreement, including Section 2(a)(ii)(G) of the Loan Agreement, Debtor will have sufficient capital to carry on Debtor’s businesses and all businesses in which Debtor is about to engage.

4. Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a) Ownership and Liens. Other than assignment of the Collateral pursuant to the provisions of the Insurance Assignment, Debtor will maintain good and marketable title to all Collateral free and clear of all Liens, except for Liens held by Wells Fargo Bank, National Association, Prestige Capital Corporation, Laurus Master Fund, Ltd. and the Permitted Liens. Debtor will cause any financing statement or other security instrument with respect to the Collateral, other than those held by Wells Fargo Bank, National Association and Prestige Capital Corporation, to be terminated, except as may exist or as may have been filed in favor of Secured Party. Debtor will defend at its reasonable expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party other than Wells Fargo Bank, National Association, Laurus Master Fund, Ltd. and Prestige Capital Corporation.

(b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation executing and filing such financing or continuation statements, or amendments thereto.

(c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect the Collateral upon reasonable prior notice during normal business hours, to make and take away photocopies or photographs thereof and to write down and record any such information.

(d) Payment of Taxes. Debtor (i) will pay prior to delinquency all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (ii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor’s books adequate reserves therefor.

5. Negative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a) Transfer or Encumbrance. Debtor will not other than pursuant to the Insurance Assignment and subject to the rights of Wells Fargo Bank, National Association, Laurus Master Fund, Ltd., Prestige Capital Corporation and the holders of Permitted Liens, (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, or (iii) deliver actual or constructive possession of any of the Collateral to any party other than Secured Party.

(b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in any manner impair the value or enforceability of Secured Party’s security interest in any Collateral.

(c)  Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where Debtor maintains any Collateral, has its records concerning any Collateral or has its residence or chief executive office, as the case may be. Without limitation of any other covenant herein, Debtor will not cause or permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor’s residence or chief executive office, as the case may be, to a jurisdiction other than as represented in Subsection 3(e) unless Debtor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

6. Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

(b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, to: (i) to execute and file financing or continuation statements, or amendments thereto in the name of Debtor, (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; and (iii) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (ii) and (iii) prior to the occurrence of an Event of Default (as defined below) and shall only exercise such powers during the continuance of an Event of Default.

(c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand; provided, however, that Secured Party shall not exercise any such powers prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.

(d) Debtor’s Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in such manner as Secured Party deems appropriate in its sole discretion. Notwithstanding the foregoing, all amounts and proceeds in respect of the Collateral received by Secured Party in excess of the Indebtedness shall be promptly paid to Debtor.

7. Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:

(a)  Default under Loan Agreement. Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement);

(b) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor; or

(c) Abandonment. Debtor abandons the Collateral or any portion thereof.

8. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Secured Party, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas;

(ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the first page hereof, fifteen (15) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Application of Proceeds. If any Event of Default shall have occurred, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by continuing to hold such cash and proceeds as Collateral under this Agreement;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(c) Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(d) Other Recourse. To the extent permitted by applicable law, Debtor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Until all of the Indebtedness shall have been paid in full, Debtor shall have no right of subrogation and Debtor waives the right to enforce any remedy which Secured Party has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party.

9. Indemnity. Debtor hereby indemnifies and agrees to hold harmless Secured Party, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with this Agreement, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder. Each Indemnified Person shall give notice to Debtor promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Debtor to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Debtor, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Person (whose approval shall not be unreasonably withheld), and the Indemnified Person may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve Debtor of its obligations under this Section 9, to the extent such failure is not prejudicial. Debtor, in the defense of any such claim or litigation, shall not, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as Debtor may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

10. Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

(b) Amendment. No modification, consent or amendment of any provision of this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(c) Knowledge. For purposes of this Agreement, “Debtor’s knowledge” refers to the knowledge, information, and belief of the Debtor’s Chief Executive Officer, President or Chief Financial Officer after making inquiry of their respective direct reports and other appropriate officers or employees of Debtor reasonably likely to have knowledge of the matter to which such reference relates.

(d) Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

(e) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

(f) Costs and Expenses. Debtor will upon demand pay to Sanders Morris Harris Inc. the amount of any and all reasonable costs and expenses (including without limitation, attorneys’ fees and expenses), which Sanders Morris Harris Inc. may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the this Agreement, (iii) the administration of this Agreement, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Sanders Morris Harris Inc. under this Agreement, or (vi) the failure by Debtor to perform or observe any of the provisions hereof.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(g) Venue. This Agreement has been entered into in the county in Texas where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

(h) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i) Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, five days after deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

(j) Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Debtor and the successors and assigns of Debtor, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. The Secured Party may assign the Note issued to such Secured Party under the terms of the Loan Agreement pursuant to the terms of Section 11 of the Note, provided that prior to such assignment the assignee agrees in writing to be bound by the terms and conditions of this Agreement and the other Loan Documents. Secured Party’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of the Debtor. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(k) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

(l) Termination of Security Interest. Upon the payment in full of all Indebtedness, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.

(m) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

EXECUTED as of the date first written above.

DEBTOR:

RONCO CORPORATION

By: /s/Richard F. Allen, Sr.
Name: Richard F. Allen, Sr.
Title: President and Chief Executive Officer

SCHEDULE 1
TO
SECURITY AGREEMENT
DATED JUNE 9, 2006

The other addresses referenced in Subsection 3(e) are as follows:

Ronco Corporation
61 Moreland Road
Simi Valley, CA 93065